Exhibit 10.41

AMERICAN STANDARD COMPANIES INC.

RESTRICTED UNIT GRANT AGREEMENT

FOR NON-U.S. EMPLOYEES

Dated as of February 5, 2007

AMERICAN STANDARD COMPANIES INC., a Delaware corporation (“Grantor”), hereby grants to                  (“Participant”), an employee of Grantor or one of its subsidiaries,          Restricted Units, pursuant to and subject to the terms and conditions set forth in the Grantor’s 2002 Omnibus Incentive Plan (the “Plan”) and to such further terms and conditions as are set forth below in this Restricted Unit Grant Agreement (the “Agreement). Unless otherwise defined herein, the terms defined in the Plan shall have the same meanings in this Agreement.

1. Restricted Period. Notwithstanding the provisions of Section 8.4 of the Plan, the Restricted Period shall commence upon the date of grant and shall lapse with respect to one third of the Restricted Units over each of the first three anniversaries of the date of grant. However, in the event of an involuntary termination of employment due to a sale of all or a portion of the Grantor’s Bath and Kitchen business in which Participant is employed, all restrictions on the Restricted Units shall immediately lapse as of the date of the termination of Participant’s employment.

The term “lapse” shall mean, with respect to any Restricted Units, that such Units are no longer subject to forfeiture by the Participant. If the Restricted Period would lapse as to a fraction of a Restricted Unit, such Restricted Unit shall not lapse until Participant becomes entitled to the entire Restricted Unit.

2. Dividend Equivalents. Pursuant to Section 8.3 of the Plan, Participant shall be entitled to receive Dividend Equivalents on the Restricted Units, provided that, (a) Dividend Equivalents shall not accrue interest and (b) Dividend Equivalents shall be paid in cash at the time that the Restricted Period lapses with respect to the associated Restricted Units.

3. Termination of Employment. Notwithstanding the provisions of Section 8.7 of the Plan, if a Participant ceases to be employed by the Grantor or any Subsidiary prior to the date the Restricted Period lapses for any reason other than (a) those specified in Section 8.6 of the Plan or (b) due to a sale of all or a portion of the Bath & Kitchen business where the Participant involuntarily terminates employment with the Grantor or its Subsidiary other than for Cause, all Restricted Units and any Dividend Equivalents credited to such Participant shall be forfeited upon the Participant’s termination of employment.

4. ACKNOWLEDGEMENT OF NATURE OF PLAN AND AWARD. In accepting the Award, Participant acknowledges that:

(a) the Plan is established voluntarily by the Grantor, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Grantor at any time, unless otherwise provided in the Plan and this Agreement;

(b) the Award is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Units, or benefits in lieu of Restricted Units, even if Restricted Units have been awarded repeatedly in the past;

(c) all decisions with respect to future awards, if any, will be at the sole discretion of the Grantor;

(d) the Participant is voluntarily participating in the Plan;

(e) the Award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Grantor or any Subsidiary, and which is outside the scope of Participant’s employment or service contract, if any;

(f) the Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Grantor or any Subsidiary;

(g) in the event that the Participant is not an Employee of the Grantor, the Award and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Grantor; and, furthermore, the Award and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with any Subsidiary of the Grantor;

(h) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;

(i) in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or from any diminution in value of the Award or shares of Common Stock acquired upon vesting of the Award resulting from termination of Participant’s employment by the Grantor or any Subsidiary (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases the Grantor and any Subsidiary from any such claim that may arise; and

(j) notwithstanding any terms or conditions of the Plan to the contrary, in the event of termination of Participant’s active employment for any reason other than (i) Death, Disability or Retirement, or (ii) due to a sale of all or a portion of the Bath & Kitchen business where the Participant involuntarily terminates employment with the Grantor or its Subsidiary other than for Cause, Participant’s right to receive an Award and vest in the Award under the Plan, if any, will terminate as of the earlier of (1) the date upon which Participant’s active employment is terminated or (2) the date upon which Participant receives a notice of termination; the Committee shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of Participant’s Award.

5. Responsibility for Taxes. Regardless of any action the Grantor and/or Participant’s employer (the “Employer”) takes with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and that the Grantor and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the Restricted Stock Units, the vesting of the Restricted Stock Units, the delivery of shares of Common Stock, the subsequent sale of any shares of Common Stock acquired at vesting and the receipt of any Dividend Equivalents or dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate Participant’s liability for Tax-Related Items.

Prior to the relevant taxable event, Participant shall pay or make arrangements satisfactory to the Grantor and/or the Employer to satisfy all Tax-Related Items withholding obligations of the Grantor and/or the Employer. In this regard, Participant authorizes the Grantor and/or the Employer to withhold all applicable Tax-Related Items legally payable by Participant from any wages or other cash compensation paid to Participant by the Grantor and/or the Employer. Alternatively, or in addition, Participant authorizes the Grantor and/or the Employer, at its discretion and pursuant to such procedures as it may specify from time to time, to satisfy the obligations with regard to all Tax-Related Items legally payable by Participant by one or a combination of the following: (i) withholding otherwise deliverable shares of Common Stock, provided that the Grantor only withholds the amount of shares of Common Stock necessary to satisfy the minimum withholding amount; and (ii) arranging for the sale of shares of Common Stock otherwise deliverable to Participant (on Participant’s behalf and at Participant’s direction pursuant to this authorization) and withholding from the proceeds of the sale of shares. If the obligation for Tax-Related Items is satisfied by withholding a number of shares of Common Stock as described herein, Participant is deemed to have been issued the full number of shares of Common Stock subject to the Award, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Award. Participant shall pay to the Grantor and/or the Employer any amount of Tax-Related Items that the Grantor and/or the Employer may be required to withhold as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Grantor may refuse to deliver to Participant any shares of Common Stock pursuant to Participant’s Award if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items as described in this section.

6. DATA PRIVACY NOTICE AND CONSENT. THE PARTICIPANT HEREBY EXPLICITLY AND UNAMBIGUOUSLY CONSENTS TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF HIS OR HER PERSONAL DATA AS DESCRIBED IN THIS AGREEMENT BY AND AMONG, AS APPLICABLE, THE EMPLOYER, THE GRANTOR AND ITS SUBSIDIARIES AND AFFILIATES FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING HIS OR HER PARTICIPATION IN THE PLAN.

THE PARTICIPANT UNDERSTANDS THAT THE GRANTOR AND THE EMPLOYER HOLD CERTAIN PERSONAL INFORMATION ABOUT HIM OR HER, INCLUDING, BUT NOT LIMITED TO, HIS OR HER NAME, HOME ADDRESS AND TELEPHONE NUMBER, WORK LOCATION AND PHONE NUMBER, DATE OF BIRTH, STOCK OPTION PLAN IDENTIFICATION NUMBER, HIRE DATE, HOME COUNTRY, DETAILS OF ALL OPTIONS OR ANY OTHER ENTITLEMENT TO SHARES OF COMMON STOCK AWARDED, CANCELLED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN THE PARTICIPANT’S FAVOR, FOR THE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE PLAN (“PERSONAL DATA”). THE PARTICIPANT UNDERSTANDS THAT PERSONAL DATA MAY BE TRANSFERRED TO ANY THIRD PARTIES ASSISTING IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE PLAN, THAT THESE RECIPIENTS MAY BE LOCATED IN THE PARTICIPANT’S COUNTRY OR ELSEWHERE, AND THAT THE RECIPIENT’S COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN THE PARTICIPANT’S COUNTRY. THE PARTICIPANT UNDERSTANDS THAT HE OR SHE MAY REQUEST A LIST WITH THE NAMES AND ADDRESSES OF ANY POTENTIAL RECIPIENTS OF THE PERSONAL DATA BY CONTACTING HIS OR HER LOCAL HUMAN RESOURCES REPRESENTATIVE. THE PARTICIPANT AUTHORIZES THE RECIPIENTS TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE PERSONAL DATA, IN ELECTRONIC OR OTHER FORM, FOR THE PURPOSES OF IMPLEMENTING, ADMINISTERING AND MANAGING HIS OR HER PARTICIPATION IN THE PLAN, INCLUDING ANY REQUISITE TRANSFER OF SUCH PERSONAL DATA AS MAY BE REQUIRED TO A BROKER OR OTHER THIRD PARTY WITH WHOM THE PARTICIPANT MAY ELECT TO DEPOSIT ANY SHARES OF COMMON STOCK ACQUIRED UPON VESTING OF THE RESTRICTED UNITS. THE PARTICIPANT UNDERSTANDS THAT PERSONAL DATA WILL BE HELD ONLY AS LONG AS IS NECESSARY TO IMPLEMENT, ADMINISTER AND MANAGE HIS OR HER PARTICIPATION IN THE PLAN. THE PARTICIPANT UNDERSTANDS THAT HE OR SHE MAY, AT ANY TIME, VIEW PERSONAL DATA, REQUEST ADDITIONAL INFORMATION ABOUT THE STORAGE AND PROCESSING OF PERSONAL DATA, REQUIRE ANY NECESSARY AMENDMENTS TO PERSONAL DATA OR REFUSE OR WITHDRAW THE CONSENTS HEREIN, IN ANY CASE

WITHOUT COST, BY CONTACTING IN WRITING HIS OR HER LOCAL HUMAN RESOURCES REPRESENTATIVE. THE PARTICIPANT UNDERSTANDS, HOWEVER, THAT REFUSING OR WITHDRAWING HIS OR HER CONSENT MAY AFFECT HIS OR HER ABILITY TO PARTICIPATE IN THE PLAN. FOR MORE INFORMATION ON THE CONSEQUENCES OF PARTICIPANT’S REFUSAL TO CONSENT OR WITHDRAWAL OF CONSENT, THE PARTICIPANT UNDERSTANDS THAT HE OR SHE MAY CONTACT HIS OR HER LOCAL HUMAN RESOURCES REPRESENTATIVE.

7. Electronic Delivery. The Grantor may, in its sole discretion, decide to deliver any documents related to the Award or future awards made under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Grantor or a third party designated by the Grantor.

8. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

9. Choice of Law and Venue. All disputes arising under or growing out of the Award or the provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, as provided in the Plan, without regard to such state’s conflict of laws rules.

10. Requirements of Law. This grant is subject to, and limited by, all applicable laws and regulations and to such approval by any governmental agencies or national securities exchanges as may be required. Any provision of this award that is deemed to be prohibited under applicable laws or regulations shall be void.

11. Acceptance. This grant is subject to acceptance, within 90 days of its receipt, by return to Grantor’s Senior Vice President-Human Resources of a signed copy of this Agreement. Failure to accept the grant within 90 days of its receipt shall result in the cancellation of the Restricted Units.

IN WITNESS WHEREOF, the duly authorized officers of the Grantor named below have hereunto subscribed as of the day and year first above written.

AMERICAN STANDARD COMPANIES INC.
Attest:

By:
Chairman and Chief Executive Officer

Secretary

By signing this Agreement, the Participant acknowledges that he or she accepts the Restricted Units granted hereunder, is familiar with the terms and conditions of this Agreement and the Plan, and agrees to be bound by said terms and conditions.

(Date)

(Participant’s Signature)

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.